AMENDMENT NUMBER 1 TO THE AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT

                  AMENDMENT NUMBER 1 TO THE AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of June 30, 2000 among ENTERPRISE FUNDING CORPORATION, a Delaware corporation, as lender (together with its successors and assigns, the "Company"), UAFC CORPORATION, a Delaware corporation, as borrower (together with its successors and assigns, the "Issuer"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), as agent for the Company and the Bank Investors (in such capacity, together with its successors, the "Agent") and as a Bank Investor, amending that certain Amended and Restated Note Purchase Agreement dated as of May 12, 2000 (such agreement as so amended, the "Note Purchase Agreement").

                  WHEREAS, the parties hereto mutually desire to make an amendment to the Note Purchase Agreement as hereinafter set forth; and

                  WHEREAS, the Insurer and the Majority Investors have consented to the execution and delivery of this Amendment by the parties hereto.

                  NOW THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Definitions. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Note Purchase Agreement.

         (a) Section 1.1 of the Note Purchase Agreement is hereby amended by deleting the definition of "Facility Limit" and replacing it with the following:

                  ""Facility Limit" shall mean $350,000,000."

                  SECTION 2. Effectiveness. This Amendment shall become effective upon receipt by the Agent of (i) a fully executed copy of this Amendment and Amendment Number 1 to the Security Agreement, of even date herewith, (ii) an executed replacement Note substantially in the form attached hereto as Exhibit A, and (iii) an endorsement to the Insurance Policy reflecting the amended Facility Limit and otherwise acceptable to the Agent (or, in lieu thereof, the Issuer may cause to be delivered to the Agent a replacement Insurance Policy reflecting the amended Facility Limit and otherwise in the form of the Insurance Policy issued on the Closing Date).

                  SECTION 3. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Issuer, the Borrower, any Bank Investor or the Agent under the Note Purchase Agreement.

                  SECTION 4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5. Severability; Counterparts. This Amendment may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6. Ratification. Except as expressly affected by the provisions hereof, the Note Purchase Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Note Purchase Agreement as amended by the Amendment.

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                  IN WITNESS  WHEREOF,  the parties have  executed and delivered this Amendment Number 1 as of the day and year first above written.

                                        UAFC CORPORATION,
                                        as Issuer

                                        By: /s/ Leeanne W. Graziani
                                                 Name: Leeanne W. Graziani
                                                 Title:


                                        ENTERPRISE FUNDING CORPORATION,
                                        as Company

                                        By: /s/ Bernard J. Angelo
                                                 Name: Bernard J. Angelo
                                                 Title:


                                        BANK OF AMERICA, N.A., as Agent
                                          and as Bank Investor

                                        By: /s/ Brian D. Krum
                                                 Name: Brian D. Krum
                                                 Title:

Consented and agreed:

MBIA INSURANCE CORPORATION


By: /s/ Denise M
         Name: Denise M
         Title: